AMENDED AND RESTATED JOINT FILING AND SOLICITATION AGREEMENT
In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.20 per share, of Servotronics, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Star Equity Holdings, Inc.

By:	/s/ Richard K. Coleman, Jr.
	Name:	Richard K. Coleman, Jr.
	Title:	Chief Executive Officer

Star Equity Fund, LP

By:	Star Equity Fund GP, LLC General Partner

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Manager

Star Equity Fund GP, LLC

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Manager

Star Investment Management, LLC

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Manager

Star Value, LLC

By:	Star Equity Holdings, Inc.

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Executive Chairman

/s/ Jeffrey E. Eberwein
Jeffrey E. Eberwein

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